Exhibit 10.35

EXECUTION VERSION

CARLOTZ, INC.

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made as of September 18, 2017 (the "Effective Date"), by and between CarLotz, Inc., a Delaware corporation (the "Company"), and William S. Boland (the "Executive").

WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Executive Employment Agreement, dated on or about March 28, 2012 (the "Prior Agreement") substantially in the form of this Agreement; and

WHEREAS, the Company and the Executive desire to amend and restate the Prior Agreement in the form of this Agreement such that the Company shall continue to employ the Executive upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the Company and the Executive agree as follows:

1.               Position. The Company agrees to employ the Executive, and the Executive agrees to serve the Company, initially as its Chief Marketing Officer, or in such other capacities as may from time to time be defined by the Company's Board of Directors (the "Board") in its sole discretion. The parties intend that the Executive shall continue to so serve in the aforesaid capacity throughout the Term (as such term is defined below).

2.               Term of Employment. The term of the Executive's employment shall be three (3) years and at the end of such term shall renew for annual terms unless sooner terminated under the provisions of Section 5 below, unless at least three (3) months prior to a subsequent annual anniversary thereof either the Executive or the Company gives to the other written notice that the term shall not be renewed at such annual anniversary, in which case the term shall expire on the day before such subsequent anniversary, as the case may be (the "Term").

3.               Duties. The Executive throughout the Term shall devote such time and attention to the business and affairs of the Company and its affiliates, if any ("Affiliates"), as required to execute and perform the duties described in the last sentence of this Section 3, subject to applicable Company policy regarding holidays and vacations and except for illness or incapacity. The Executive shall not accept any proposed appointment to serve as a director, manager, trustee or the equivalent of any business, civic, charitable or other organization without the prior written approval of the Board. The Executive shall report directly to the Board, and shall have such duties as are set forth in the Bylaws of the Company or as the Board may assign to him from time to time.

4.               Compensation.

(a)           Salary. During the Term, the Executive's salary hereunder shall be at the rate of $250,000 per year, payable in accordance the Company's usual payroll practices (such amount being referred to as the "Annual Salary"). The Annual Salary does not include the deferred compensation currently being paid to Executive pursuant to that certain Deferred Compensation Plan, made effective as of June 1, 2015 of the Company (the "Deferred Compensation Plan"), and which shall continue to be paid to Executive pursuant to the Deferred Compensation Plan. When all such deferred compensation has been paid to the Executive pursuant to the Deferred Compensation Plan, the Annual Salary will be adjusted upwards such that the new Annual Salary shall be equal to the total of the former Annual Salary plus $84,792.72. The Company shall review such salary at least annually, taking into account, among other factors, Company and individual performance.

(b)           Bonuses. The Board may define specific company- and personal-performance thresholds such that, if achieved, the Executive may earn additional bonus compensation at or around the end of the calendar year. Any such bonus plan shall require as a condition to receiving any bonus that the Executive be employed by the Company on the last day of the calendar year to which it applies and shall stipulate that Executive shall not be entitled to receive any bonus that remains unpaid as of the date of Executive's termination for Due Cause.

(c)           Loyalty Agreement. In consideration for the Executive's employment by the Company under the terms of this Agreement (provided that the Executive acknowledges that there can be no guaranty that he will receive any payment hereunder), the Executive hereby agrees to enter into the Amended and Restated Loyalty Agreement in the form attached as Exhibit A hereto (the "Loyalty Agreement") simultaneously with his execution of this Agreement and to abide by the terms thereof.

(d)           Benefits. During the Executive's employment by the Company hereunder, the Executive shall be entitled to participate in such retirement, health and employment benefit plans (if any) of the Company that are generally available to senior executives of the Company, provided that such participation would not result in the non-compliance of any such benefit plan with applicable laws governing such plans. Any participation by the Executive in any plan sponsored by the Company shall be pursuant to the terms and conditions of such plans, as the same shall be amended from time to time. The Executive shall be entitled 20 days paid vacation per year. Unused vacation will not carry over from calendar year to calendar year and upon termination of employment, the Executive will not be entitled to any payment for accumulated unused vacation.

(e)           Put Right.

(i)           The Executive shall have the right to require the Company to redeem shares of the Executive's Common Stock in the Company at a price of $9.83 per share following the Initial Closing, as that term is defined in the Stock Purchase Agreement between the Company and the other parties thereto, dated as of September 8, 2017 (the "Stock Purchase Agreement) (the "First Put Right"); and a second right to require the Company to purchase shares of the Executive's Common Stock in the Company at a price of $9.83 per share following one of Tranche Two, Tranche Three or Tranche Four, as each of those terms are defined in the Stock Purchase Agreement (the "Second Put Right", and together with the First Put Right, the "Put Rights"); provided that the aggregate cash value of the shares redeemed in the First Put Right shall not exceed $500,000 and the aggregate cash value of the shares redeemed in the Put Rights, in total, shall not exceed $1,000,000.

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(ii)           Each Put Right shall be exercised within ninety (90) days of the applicable Closing (as such term is defined in the Stock Purchase Agreement) by the delivery of written notice from the Executive to the Company.

(iii)         Promptly after the delivery of written notice, the parties will commence the redemption, and the redemption shall be consummated within thirty (30) days of the Executives delivery of notice.

5.               Termination.

(a)               Death. In the event of the death of the Executive during the Term, his employment shall be terminated as of the date of death and any salary payable to him, subject to the terms of Section 4(a) above, shall be paid to his designated beneficiary, or in the absence of such designation, to the estate or other legal representative of the Executive. Except in accordance with the terms of the Company's benefit programs and plans then in effect, after the date of his death, the Executive shall not be entitled to any other compensation or benefits from the Company or hereunder.

(b)               Disability. In the event of the Executive's Disability, as hereinafter defined, the Company may terminate the employment of the Executive. After termination of employment for Disability, except in accordance with the Company's benefit programs and plans then in effect, the Executive shall not be entitled to any compensation or benefits from the Company or hereunder. "Disability," for purposes of this Agreement, means "disability" within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Any determination of the Executive's Disability made in good faith by the Board shall be conclusive and binding on the Executive, unless within 10 days after written notice to the Executive of such determination, the Executive elects by written notice to the Company to challenge such determination, in which case determination of Disability shall be made by arbitration pursuant to Section 11 below.

(c)               Termination by the Company for Due Cause. The Company may terminate the Executive's employment for Due Cause. The Executive shall continue to receive the salary provided for in this Agreement only through the period ending with the date of such termination. Any rights and benefits he may have under employee benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs. Except as provided in the two immediately preceding sentences, after termination of employment for Due Cause, the Executive shall not be entitled to any compensation or benefits from the Company or hereunder. "Due Cause," for purposes of this Agreement, means (i) the Executive's committing or engaging in (A) any fraud or theft, misappropriation or embezzlement of funds or other assets of the Company or its customers, vendors, or joint venture partners, or (B) any negligent or reckless acts resulting in or causing material reputational or other material harm or damage to the Company or its subsidiaries, in the good faith reasonable judgment of the Board; (ii) the conviction of the Executive for, or the Executive's plea of guilty or nolo contendere to: (X) any felony or (Y) any other crime (whether or not connected with the Executive's employment); but in each of the above cases, only if such felony or crime involves fraud or moral turpitude or has or could have the effect, in the Board's reasonable and good faith determination, of causing material reputational or other material harm or damage to the Company or its subsidiaries; (iii) any repeated failure of the Executive to be actively engaged in his duties, which failure has not been cured within fifteen (15) days after written notice thereof from the Board specifying in reasonable detail such failure; (iv) the Executive's violation of any reasonable written direction (including any such direction contained in the minutes of any meeting of the Board) or any rule or regulation established by the Board, which violation has not been cured (if curable) by the Executive within fifteen (15) days after written notice thereof from the Board specifying in reasonable detail the violation; (v) any material breach by the Executive of his obligations to the Company (or failure of the Executive to substantially perform his duties) (including any failure to comply with any policies of the Company or the terms of this Agreement or the Loyalty Agreement), which failure has not been cured (if curable) by the Executive within 15 days after written notice thereof from the Board specifying in reasonable detail the failure or breach; or (vi) the Executive's use of (i) illegal drugs, (ii) any illegal substance, or (iii) excessive use of alcohol; in each case only in such a manner that materially interferes with the performance of his duties under this Agreement and includes the Executive's failure to take steps to remedy, or seek treatment for, such use within a medically reasonable period of time after written notice thereof from the Board.

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(d)               Termination by the Company Other than for Due Cause. The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason or reasons it deems appropriate, or for no reason whatsoever. Without limiting the foregoing, termination due to the Company's election not to renew this Agreement upon the expiration of the Term shall be deemed to be termination by the Company other than for Due Cause.

(e)               Termination of Employment by the Executive for Good Reason. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" as a basis for termination of the Executive's employment shall mean (i) a material breach by the Company of Section 4(a) or 4(d) of this Agreement (which breach is not cured within 10 days after written notice thereof by the Executive to each of the Directors of the Company, which notice shall specifically describe such alleged breach), (ii) a significant reduction by the Board of the Executive's responsibilities under this Agreement, (iii) a relocation of Executive's place of employment and office of more than fifty (50) miles, or (iv) a significant health problem of the Executive which materially interferes with the Executive's ability to perform his responsibilities hereunder. Upon the occurrence of any of the foregoing, Executive shall provide forty-five (45) days' written notice to Executive's supervisor, and the Company shall have forty-five (45) days to correct any event that has given rise to the right of Executive to resign with Good Reason, except in the case of subsection (iv) which notice shall be given within a reasonable medical period and which the Company shall have no opportunity to correct.

(f)                Voluntary Termination. In the event that the Executive terminates his employment at his own volition prior to the expiration of the Term (except for Good Reason as provided in Section 5(e) above), including, without limitation, any termination as a result of the Executive's election not to renew this Agreement, such termination shall constitute a "Voluntary Termination" and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Due Cause under Section 5(c) above.

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(g)               Severance. Upon any termination by the Company other than for Due Cause, or upon any termination by the Executive for Good Reason, and provided that such termination is not due to the death or Disability of the Executive (except as may be Good Reason pursuant to Section 5(e)(iv) above), the Executive shall be entitled to the Termination Payment (as hereinafter defined) and shall remain subject to and bound by the Loyalty Agreement in accordance with its terms. The term "Termination Payment" shall mean a single cash payment equal to the Annual Salary. Provided that the Executive has been paid any salary in accordance with the terms of Section 4(a) above prior to the effective date of the Executive's termination, any Termination Payment shall be made within sixty (60) days after the effective date of the Executive's termination. Following the Executive's termination of employment under this Section, the Executive will have no further obligation to provide services to the Company pursuant to Sections 1 and 3. Except for the Termination Payment and as otherwise provided in accordance with the terms of this Agreement and the Company's benefit programs and plans then in effect, after termination by the Company of employment for other than death, Disability or Due Cause, the Executive shall not be entitled to any other compensation or benefits from the Company or hereunder.

(h)               Notice of Termination; Resignation, Release. Any termination under Section 5(c) by the Company for Due Cause or Section 5(d) by the Company without Due Cause or Section 5(b) for Disability, or by the Executive for Good Reason under Section 5(e), or for a Voluntary Termination by the Executive under Section 5(f), shall be communicated by Notice of Termination to the other party thereto given in accordance with Section 10. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) in the case of termination pursuant to Section 5(c), (d), (e) or (f) (other than an election not to renew), if the termination date is other than the date of receipt of such Notice, specifies the termination date (which date shall not be prior to the date of such notice or more than 15 days after the giving of such Notice).

Notwithstanding anything in this Agreement to the contrary, in order to be eligible to receive any payments or benefits hereunder as a result of the termination of the Executive's employment, in addition to fulfilling all other conditions precedent to such receipt, the Executive (if he has the legal capacity to do so and if not, his legal representative) (i) within two (2) days after the termination date, must resign as a member of the Board if applicable, and as an officer, manager, director and employee of the Company and its Affiliates (which resignation shall be made effective as of the termination date), and (ii) within 30 days after the termination date, on behalf of the Executive and his estate, heirs and representatives, execute a release in form and substance satisfactory to the Company and its legal counsel releasing the Company, its Affiliates and each of the Company's and such Affiliate's respective past, present and future officers, directors, shareholders, members, partners, equity holders, managers, employees, agents, independent contractors, representatives, trustees, advisors, lawyers, accountants, consultants, successors and assigns and each of the foregoing's respective past, present and future affiliates, heirs, estates, representatives, successors and assigns (all of which persons and entities shall be third party beneficiaries of such release with full power to enforce the provisions thereof) from any and all known or unknown claims related to the Executive's employment with the Company or separation from such employment (other than with respect to compensation or benefits to be paid or provided by the Company as specifically set forth above in this Section 5).

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(i)               Earned and Accrued Payments. The foregoing notwithstanding, but subject to Section 4(b) and Section 5(c), upon the termination of the Executive's employment at any time, for any reason, the Executive shall be paid all amounts that had already been earned and accrued as of the time of termination.

0)               Effective Date of Termination. For purposes of this Agreement, the effective date of the Executive's termination shall be deemed to be: (i) in the case of the death of the Executive, the date of death; (ii) in the case of Disability, the date upon which the definition of Disability is satisfied, as determined by the Board in accordance with Section 5(b) or pursuant to arbitration, if elected; (iii) in the case of any termination by the Company under Section 5(c) or 5(d) or by the Executive under Section 5(e) or Section 5(f), the date a Notice of Termination is received by the other party (or such other termination date specified in the Notice of Termination in accordance with Section 5(h)); and in the case of an election not to renew, the last day of employment.

6.              Successors and Assigns.

(a)               Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Company may assign this Agreement to any successor to the Company (whether by merger or otherwise) and any corporation or other entity to which the Company may, directly or indirectly, be sold or transfer all or substantially all of its assets and business, in which case the term "Company," as used herein, shall mean such corporation or other successor entity.

(b)               Assignment by the Executive. The Executive may not assign this Agreement or any part hereof without the prior written consent of the Company; provided, however, that nothing herein shall preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable following occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries," as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

7.              Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to the choice or conflict of law principles thereof.

8.              Entire Agreement. This Agreement, along with the Loyalty Agreement, contain all of the understandings and representations between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, including the Prior Agreement. This Agreement may only be modified by an instrument in writing signed by all parties hereto. The terms of this Agreement and the Loyalty Agreement shall be interpreted to be independent agreements such that the parties must comply with the terms of each such agreement. The Loyalty Agreement contains provisions that are intended by the parties to survive and do survive termination or expiration of this Agreement.

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9.              Code Section 409A. To the extent applicable, this Agreement is intended to comply with Section 409A of the Code, and the Company shall interpret and administer the Agreement in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Agreement that is determined to violate the requirements of Code Section 409A shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Agreement under Code Section 409A that is not expressly set forth shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provisions were expressly set forth herein. In addition, the timing of payment of the benefits provided for under this Agreement shall be revised as necessary for compliance with Code Section 409A.

10.            Waiver of Breach. The waiver by any party of a breach of any condition or provision of this Agreement to be performed by such other party shall not operate or be construed to be a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

11.            Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, or the next business day if sent for next day delivery by a reputable special courier such as Federal Express or United Parcel Service addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing.

If to the Company:

CarLotz, Inc.

406 W. Franklin Street

Richmond, VA 23220

Attn: Board of Directors and Chief Executive Officer

With a copy to each of:

McGuireWoods LLP
Gateway Plaza

800 East Canal Street

Richmond, VA 23219-3916

Attn: Bryce D. Jewett III

TRP Capital Partners, LP
2555 Telegraph Road

Bloomfield Hills, MI 48302

Attn: Steve Carrel

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Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103

Attn: H. John Michel, Jr.

If to the Executive:
William S. Boland

________________________________

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12.             Arbitration. Any controversy or claim arising out of or relating to this Agreement (other than any claim for injunctive or other equitable relief), or any breach thereof, shall be settled by arbitration in Richmond, Virginia in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The board of arbitrators shall consist of one arbitrator to be appointed by the Company, one by the Executive, and one by the two arbitrators so chosen. The cost of arbitration shall be allocated between the parties as determined by the arbitrators.

13.              Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

14.              Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.              Titles. Titles to the Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

16.              Counsel. This Agreement has been prepared in part by counsel to the Company, after full disclosure of its representation of the Company and with the consent and direction of the Executive. The Executive has reviewed the contents of this Agreement and fully understands its terms. The Executive acknowledges that he is fully aware of his right to seek independent advice and the risks in not seeking such independent advice, and that he fully understands the potentially adverse interests of the Company with respect to the this agreement. The Executive further acknowledges that he has been advised of the importance of seeking independent counsel with respect to the tax or other consequences of this Agreement or any matters contemplated by this Agreement or the Executive's employment with the Company. By executing this Agreement, the Executive represents that he has either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult with such independent legal counsel. Each party hereby agrees that in the interpretation or construction of this Agreement, the Agreement shall not be construed against any party on the basis that such party was the drafter of this Agreement or on any other basis.

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17.               Amendment of Prior Agreement. The Prior Agreement is hereby amended, restated, terminated and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the Executive. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:

CARLOTZ, INC.

/s/ Michael W. Bor
By: Michael W. Bor
Its: President & Chief Executive Officer

EXECUTIVE:

/s/ William S. Boland
William S. Boland

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EXECUTION VERSION

CARLOTZ

AMENDED AND RESTATED LOYALTY AGREEMENT

THIS AMENDED AND RESTATED LOYALTY AGREEMENT (this "Agreement") is made as of September 18th, 2017 (the "Effective Date"), by and between CarLotz, Inc., a Delaware corporation (the "CarLotz"), and William S. Boland (the "I" or "me").

WHEREAS, on the date hereof, TRP Capital Partners, LP (or one or more of its affiliates) is investing approximately $12 million in CarLotz (the "Transaction") to facilitate its continued growth, including a store expansion that will enable CarLotz to have a nationwide presence, and has committed to, upon the fulfillment of certain conditions, invest additional capital; and

WHEREAS, as part of the Transaction, I have agreed to enter into this Agreement.

NOW, THEREFORE, in exchange and consideration for (a) my being employed as an employee, officer, director, or independent contractor of (i) CarLotz, (ii) any affiliate of CarLotz, and/or (iii) any entity with respect to which more than 30% of the outstanding shares or other equity interests thereof are owned, directly or indirectly, by CarLotz (each of (i), (ii) or (iii) for whom I am so employed at any time after the date hereof or for any of whose customers I provide services or products within the Restricted Business (as defined below) on behalf of any of (i), (ii) or (iii) at any time after the date hereof, jointly and severally and together with any successors and assignees under Section 14(d) below, the "Company"), and all wages, salary, bonuses, compensation, and benefits associated with my employment as an employee (whether full-time, part-time, or casual), officer, manager, director, or independent contractor of the Company, (b) certain rights (as set forth in my employment agreement with CarLotz) to have a portion of my equity interest in CarLotz redeemed and (c) for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, do hereby agree as follows:

1.               Not an Employment Agreement. I agree, understand and acknowledge that this Agreement is not an employment agreement.

2.               Confidential Information.

(a)           Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use (except for the benefit of the Company to fulfill my obligations to it) or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company (the "Board"), any Confidential Information of the Company. I agree that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, any non-public research, product or service plans, products, services, customer lists, investor lists, and customers and investors (including, but not limited to, customers of the Company on whom I called, to whom I rendered services or provided products or with whom I became acquainted during the term of my employment), pricing, costs, markets, summaries, investment strategies, marketing strategies and other strategies, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration, marketing, financial information or other business information obtained by me or disclosed to me by the Company or any other person or entity during the term of and in connection with my employment with the Company either directly or indirectly in writing, orally by drawings, by observation of services, products, systems or other aspects of the Company's business or otherwise.

(b)           Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished or published document containing confidential or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)           Inventions.

(i)             Inventions Contributed, Retained and Licensed. I hereby contribute, transfer and assign to the Company all of my right, title and interest in and to any and all patents, patents pending, discoveries, copyrights, trademarks, service marks, original works of authorship, developments, inventions, trade secrets, improvements, enhancements, extensions, innovations, designs, intellectual properties or rights of whatsoever kind or nature, both tangible and intangible, including without limitation all goodwill associated with the foregoing, whether or not patentable or copyrightable, which are related to any items, ideas or activities described on Exhibit A (collectively, "Prior Inventions"), except for those Prior Inventions listed on Exhibit B hereto, ownership of which I hereby retain ("Retained Inventions"). I represent that Exhibit B is a complete list of my Retained Inventions that I desire to have specifically excluded from my obligations under this Section. If no items are listed on Exhibit B, I hereby represent that there are no such Retained Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Retained Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide, unlimited license to make, have made, modify, use and sell such Retained Invention as part of or in connection with such products, process or service.

(ii)           Assignment of Future Inventions.

(A)          I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and shall contribute, transfer and assign to the Company, or its designee, all my right, title, and interest in and to any and all patents, patents pending, copyrights, trademarks, service marks, discoveries, original works of authorship, developments, inventions, trade secrets, improvements, enhancements, extensions, innovations, designs, intellectual properties or rights of whatsoever kind or nature, both tangible and intangible, including without limitation all goodwill associated with the foregoing, whether or not patentable or copyrightable, under copyright or similar laws, including without limitation all goodwill associated with the foregoing, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), but excluding Excluded Inventions (as defined in Section 2(c)(ii)(B) below). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protected by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I shall not knowingly incorporate any invention, original work of authorship, development, improvement, or trade secret owned, in whole or in part, by any third party, into any Invention without the Company's prior written permission.

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(B)          Inventions covered by Section 2(c)(ii)(A) above do not include any invention that I develop entirely on my own time and to which all of the following apply: (x) its development did not involve the use of any equipment, supplies, facilities or trade secret or proprietary information of the Company; (y) it is not related to or useful to a Restricted Business; and (z) it does not result from any work performed by me for the Company. In addition, the Inventions covered by Section 2(c)(ii)(A) above do not include any Retained Inventions. The inventions described in this Section 2(c)(ii)(B) are collectively referred to as "Excluded Inventions."

(iii)            Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of and in connection with my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(iv)             Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, service marks, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, trademarks, service marks or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, trademarks, service marks, or other intellectual property registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, trademark, service mark, or other intellectual property registrations contemplated by this Section 2(c)(iv) with the same legal force and effect as if executed by me. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

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(d)           Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

3              Conflicting Employment. Without limiting the application of Section 10 below, I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the Restricted Business without the advance written approval of the Board of the Company. Nor will I engage in any other activities that conflict with the business of the Company. Furthermore, I agree to devote such time as may be necessary to fulfill my obligations to the Company.

4.              Returning Company Property. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me or others pursuant to or during my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

5.              Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer (whether I am employed as an employee, consultant, independent contractor, director, partner, officer, advisor, executive or manager) about my obligations under this Agreement and delivery by the Company of a copy of this Agreement to any such new employer. For purposes of this Agreement, so long as I am employed by any entity that is a "Company" as defined herein, my employment by the Company shall not be deemed to have terminated or expired.

6.              Non-Solicitation. I agree that while I am employed by the Company and (a) in the event I terminate my employment by way of a Voluntary Termination (as defined below) or the Company terminates my employment for Due Cause (as defined below) (either event, a "Fault Event"), for a period of two (2) years immediately following any such termination of my employment with the Company, or (b) in the event of a termination or expiration of my employment with the Company for any other reason, for a period of one (1) year immediately following the termination or expiration of my employment with the Company, I shall not directly or indirectly, either on behalf of myself or any other person or entity, (i) intentionally solicit, induce, recruit or encourage any employee of the Company or independent contractor of the Company who provides services to or on behalf of the Company to leave his, her or its employment or engagement with the Company, or attempt to solicit, recruit, or take away any such employees or independent contractors (or induce or encourage any such employee or independent contractor to terminate its employment or engagement with the Company); provided that after termination or expiration of my employment, this provision shall only apply to those employees or independent contractors of the Company who (A) are current employees or independent contracts of the Company and (B) were such at any time within 12 months prior to the date of such termination or expiration, (ii) intentionally interfere in any manner with the contractual or employment relationship between the Company and any employee, independent contractor, Customer (as defined below) or supplier of the Company or cause any such employee, independent contractor, Customer or supplier to cease employment with, cease doing business with or reduce the amount of business it does with the Company; provided that after termination or expiration of my employment, this provision shall apply only to the employees, independent contractors, Customers or suppliers of the Company who (A) are current employees, independent contractors, Customers or suppliers of the Company and (B) were such at any time within 12 months prior to such termination or expiration, (iii) after termination or expiration of my employment, hire or otherwise employ any employee of the Company or independent contractor of the Company who provides services to or on behalf of the Company or who has provided services to or on behalf of the Company at any time during the prior three month period, or (iv) whether as a direct solicitor or provider of such services or products, or in a management or supervisory capacity over others who solicit or provide such services or products, intentionally solicit or provide services or products that fall within the definition of Restricted Business to any Customer of the Company; provided that after the expiration or termination of my employment, this provision shall only apply to those customers of the Company who are current Customers and were Customers at any time within 12 months prior to the termination or expiration of my employment with the Company. "Customer" shall mean those persons or affiliates to which the Company has rendered services or provided products within the last three months that fall within the definition of Restricted Business (including, for the avoidance of doubt, commercial clients of the Company that provide vehicles to the Company in connection with the services provided by the Company). The terms "Due Cause" and "Voluntary Termination" shall have the respective meanings signed to each such term in the Executive Employment Agreement between me and the Company of even date herewith.

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7              Covenants not to Compete. For purposes of this Agreement, the term "Non-Compete Period" shall mean a period from the date hereof until in the case of a Fault Event, two (2) years immediately following the date of termination or expiration of my employment with the Company, or in the event of a termination or expiration for any other reason, for a period of one (1) year immediately following the termination or expiration of my employment with the Company. During the Non-Compete Period, I covenant and agree that I will not, directly or indirectly, (i) own or hold, directly or beneficially, as a shareholder (other than as a shareholder with less than 1% of the outstanding common stock of a publicly traded corporation), option holder, warrant holder, partner, member or other equity or security owner or holder of any company or business that derives revenue from the Restricted Business (as defined below) within the Restricted Area (as defined below), or any company or business controlling, controlled by or under common control with any company or business directly engaged in such Restricted Business within the Restricted Area (any of the foregoing, a "Restricted Company") or (ii) engage or participate as an employee, director, officer, manager, executive, partner, independent contractor, consultant or technical or business advisor (or any foreign equivalents of the foregoing) in the Restricted Activities within the Restricted Area. Nothing in this Section 7 shall preclude me from accepting employment with a multi-division company so long as (x) my employment is not within a division of my new employer that engages in the Restricted Business within the Restricted Area, (y) during the course of such employment, I do not communicate related to Restricted Activities with any division of my new employer engaged in the Restricted Business within the Restricted Area and (z) I do not engage in the Restricted Activities within the Restricted Area.

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(a)               For purposes of this Agreement, the terms "Restricted Activities" and "Restricted Business" shall have the meanings given to them in Exhibit D hereto, and the term "Restricted Area" shall have the following meaning: (i) City of Richmond, Virginia, (ii) any municipality wherein the Company operates the Restricted Business if the Company operated such Restricted Business in such location at any time during the 12 months immediately preceding the termination or expiration of my employment, (iii) any municipality wherein the Company operates the Restricted Business or plans to operate the Restricted Business if the Company planned to operate the Restricted Business in such location as of the termination or expiration of my employment, (iv) any municipality wherein an office of the Company is located, in which office I was physically present while rendering services or providing products in behalf of the Company at any time during the 12 months immediately preceding the termination or expiration of my employment, (v) the area within 50 miles of the municipal limits of each of the foregoing and (vi) any other area in the United States of America.

(b)               In the event that I intend to associate (whether as an employee, consultant, independent contractor, officer, manager, advisor, partner, executive or director) with any Restricted Company during the Non-Compete Period, I must provide information in writing to the Board relating to the activities proposed to be engaged in by me for such Restricted Company. All such current associations are set forth on Exhibit E to this Agreement. In the event that the Board consents in writing to my engagement in such activity, the engaging in such activity by me shall be conclusively deemed not to be a violation of Section 7 hereof and the Company may not seek its remedies under Section 8 below with respect to my engaging in such activity.

(c)               Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to prohibit any activity which cannot reasonably be construed to further in any meaningful way any competition against the Company.

8.              Specific Enforcement; Remedies Cumulative; Attorney Fees. I acknowledge that the Company will be irreparably injured if the provisions of Sections 2, 4, 6 and 7 hereof are not specifically enforced and I agree that the terms of such provisions (including without limitation the periods set forth in Sections 6 and 7) are reasonable and appropriate. If I commit or, in the reasonable belief of the Company, threaten to commit a breach of any of the provisions of Sections 2, 4, 6 and 7 hereof, the Company shall have the right and remedy, in addition to and not in limitation of any other remedy that may be available at law or in equity, to have the provisions of Sections 2, 4, 6 and 7 hereof specifically enforced by any court having jurisdiction through immediate injunctive and other equitable relief, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy therefor. Such injunction shall be available without the posting of any bond or other security. Each party agrees to pay to the other party the other party's reasonable attorney's fees and court costs in obtaining, or defending against, the enforcement of, or determining the validity of, this Agreement or any provision hereof, whether in an action, suit, motion or matter brought by me or the Company (or any other person or entity), provided the other party is the prevailing party in such action, suit, motion or matter.

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9.              Re-Set of Period for Non-Competition and Non-Solicitation. In the event that a legal or equitable action is commenced with respect to any of the provisions of Section 6 or Section 7 hereof and I have not strictly observed the provisions in such sections with respect to which such action has been commenced then the one-year or two-year periods, as applicable, described in such sections not strictly observed by me shall begin to run anew from the date of any Final Judicial Determination of such legal action. "Final Judicial Determination" shall mean the expiration of time to file any possible appeal from a final judgment in such legal action or, if an appeal is taken, the final determination of the final appellate proceeding and that any failure to do so shall constitute a breach of the provisions hereof.

10.              Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit F hereto and I agree that if I do not adhere to any of the provisions of such Guidelines, I will be in breach of the provisions hereof.

11.              Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith and my employment by the Company and my services to the Company will not violate the terms of any oral or written agreement to which I am a party.

12.              Company Opportunity. During the term of my employment, I shall submit to the Board all business, commercial and investment opportunities or offers presented to me or of which I become aware which relate to the business of the Company at any time during such term ("Company Opportunities"). Unless approved in advance in writing by the Board, I shall not accept or pursue, directly or indirectly, any Company Opportunities on my own behalf.

13.              Cooperation. During the term of my employment and thereafter, I shall cooperate with the Company in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by the Company (including, without limitation, my being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into my possession, all at times and on schedules that are reasonably consistent with my other permitted activities and commitments). In the event the Company requires my cooperation in accordance with this Section, the Company shall reimburse me solely for reasonable travel expenses (including lodging and meals) upon submission of receipts.

14.              General Provisions.

(a)               Governing Law; Interpretation; Venue; Waiver of Jury Trial. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Virginia. Nothing in this Agreement shall be construed to prohibit activity could not be in any way competition with the Company or could not help in any way another company or me to compete with the Company.

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(i)                 THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FOLLOWING COURTS IN MATTERS RELATED TO THIS AGREEMENT OR MY EMPLOYMENT WITH THE COMPANY AND AGREE NOT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING RELATING THERETO EXCEPT IN ANY OF SUCH COURTS: THE STATE COURTS OF THE COMMONWEALTH OF VIRGINIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA.

(ii)              I AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY ME, AND I ACKNOWLEDGE THAT, EXCEPT FOR THE COMPANY'S AGREEMENT TO LIKEWISE WAIVE ITS RIGHTS TO A TRIAL BY JURY (WHICH THE COMPANY HEREBY MAKES), COMPANY HAS NOT MADE ANY REPRESENTATIONS OF FACTS TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF MY OWN FREE WILL, AND THAT I HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. I FURTHER ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT SIGN THIS AGREEMENT BELOW.

(b)               Entire Agreement. This Agreement (including the recitals hereto, which are hereby made a binding part of this Agreement, and the Exhibits hereto) sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and therein and, effective as of the date hereof, merges and supersedes all prior discussions and agreements between the Company and me relating thereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

(c)               Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)               Successors and Assigns. This Agreement will be binding after my death upon my heirs, executors, administrators and other legal representatives, but shall otherwise not be assignable by me. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Company may assign this Agreement to any successor to the Company (whether by merger or otherwise) and any corporation or other entity to which the Company may, directly or indirectly, be sold or transfer all or substantially all of its assets and business, in which case the term "Company," as used herein, shall mean such corporation or other successor entity.

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(e)               Reformation. If the provisions of this Agreement should ever be adjudicated to exceed the time, geographic, service, product or other limitations permitted by applicable law in any jurisdiction, I agree that such provisions shall be deemed reformed in such jurisdiction so as to continue to apply to the maximum time, geographic, service, product or other limitations permitted by law in such jurisdiction.

(f)               Survival. Notwithstanding the expiration of my employment with the Company, either as an employee, officer, director, or independent contractor, my obligations under Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 hereof shall survive and remain in full force and effect and the Company shall be entitled to equitable relief against me pursuant to the provisions of Section 8.

(g)              Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, or the next business day if sent for next day delivery by a reputable special courier such as Federal Express or United Parcel Service addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing.

If to Company:

406 W. Franklin Street

Richmond, VA 23220

Facsimile: 804 698 2249

Attention: President and Chief Executive Officer

with a copy to (which shall not constitute notice):

McGuireWoods LLP
Gateway Plaza

800 East Canal Street

Richmond, VA 23219-3916

Attn: Bryce D. Jewett III

TRP Capital Partners, LP
2555 Telegraph Road

Bloomfield Hills, MI 48302
Attn: Steve Carrel

Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103

Attn: H. John Michel, Jr.

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If to William S. Boland:

______________________________________

______________________________________

______________________________________

(h)              Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

15.              Counsel. This Agreement has been prepared in part by counsel to the Company, after full disclosure of its representation of the Company and with the consent and direction of all parties. I have reviewed the contents of this Agreement and fully understand its terms. I acknowledge that I am fully aware of my right to seek independent advice and the risks in not seeking such independent advice, and that I fully understand the potentially adverse interests of the parties with respect to this Agreement. I further acknowledge that neither the Company nor its Counsel has made representations or given any advice to me with respect to the consequences of this Agreement or any matters contemplated by this Agreement and that I have been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Agreement, I represent that I have, after being advised of the potential conflicts between me and the Company with respect to the future consequences of this Agreement, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult with such independent legal counsel. I hereby agree at in interpretation or construction of this Agreement, the Agreement shall not be construed against either party on the basis that such party was the drafter of this Agreement or on any other basis.

16.              Amendment of Prior Agreement. I acknowledge that the Company and I previously executed that certain Amended and Restated Loyalty Agreement, dated on or about March 28, 2012 (the "Prior Agreement") substantially in the form of this Agreement. I acknowledge and agree that the Prior Agreement is hereby amended, restated, terminated and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and I and that upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:

CARLOTZ, INC.

/s/ Michael W. Bor
By: Michael W. Bor
Its: President & Chief Executive Officer

EXECUTIVE:

/s/ William S. Boland
William S. Boland

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